UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
February 14, 2025
Date of Report (Date of earliest event reported)
THE PNC FINANCIAL SERVICES GROUP, INC.
(Exact name of registrant as specified in its charter)
Commission File Number 001-09718

Pennsylvania	25-1435979
(State or other jurisdiction of	(I.R.S. Employer
incorporation)	Identification No.)
The Tower at PNC Plaza
300 Fifth Avenue
Pittsburgh, Pennsylvania 15222-2401
(Address of principal executive offices, including zip code)
(888) 762-2265
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $5.00	PNC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2025, the Human Resources Committee (the “Committee”) of the Board of Directors of The PNC Financial Services Group, Inc. (the “Corporation”) approved changes to the restricted share unit awards (“RSU Awards”) and performance share unit awards (“PSU Awards”) for our Section 16 officers under the Corporation’s 2016 Incentive Award Plan. The updated awards now provide that, subject to the grantee’s continued compliance with the terms of the awards, upon a qualifying termination of employment without cause or for good reason, any portion of the RSU Awards or PSU Awards that remain outstanding will continue to vest and be paid out at the same time and based on the terms, including any risk adjustments applicable to the awards, in each case, as if the applicable grantee had remained employed by the Corporation for the entire performance period or service period underlying the applicable vesting schedule.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PNC FINANCIAL SERVICES GROUP, INC. (Registrant)
Date:	February 21, 2025	By:	/s/ Gregory H. Kozich
Gregory H. Kozich
Senior Vice President and Controller